UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

(Date of earliest event reported): August 25, 2004

FIRST VIRTUAL COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-23305	77-0357037

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3200 Bridge Parkway, Suite 202
Redwood City, California 94065

(Address of principal executive offices) (Zip code)

(650) 801-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement Communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 3.01 AND 7.01. TRANSFER OF LISTING AND REGULATION FD DISCLOSURE

As noted on our Current Report on Form 8-K filed on August 24, 2004, our common stock was de-listed from The Nasdaq SmallCap Market effective before the start of trading on August 25, 2004. Our common stock is now quoted for trading on the Pink Sheets® under the symbol FVCC.

The Pink Sheets is a centralized quotation service that collects and publishes market-maker quotes for over-the-counter securities in real time. The Pink Sheets is neither a Securities and Exchange Commission-registered stock exchange nor a National Association of Securities Dealers (NASD) broker-dealer. Additional information about the Pink Sheets is available at www.pinksheets.com.

We issued a press release regarding our quotation on the Pink Sheets on August 25, 2004. A copy of that release is attached as an exhibit to this Current Report on Form 8-K.

About First Virtual Communications

     First Virtual Communications is a premier provider of infrastructure and solutions for real time rich media communications. Headquartered in Redwood City, California, we also have operations in Europe and Asia. More information about First Virtual Communications can be found at www.fvc.com or by calling 1-800-728-6337 or +1-650-801-6500 outside North America.

All Trademarks Recognized

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 25, 2004	FIRST VIRTUAL COMMUNICATIONS, INC.
	By:	/s/ Truman Cole
Truman Cole
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description of Document
99.1	Press Release of First Virtual Communications, dated August 25, 2004